Exhibit 99.1

PART I. INTERIM FINANCIAL INFORMATION (UNAUDITED)
Item 1.  Interim Condensed Financial Information

Comanche Livestock Exchange, LLC
Balance Sheet June 30, 2009
(UNAUDITED)

ASSETS
Current assets
Cash and Cash equivalents	$2,339

Other assets
Net property and equipment	299,534
Member advances	79,876
Deferred closing costs	4,089
Goodwill	90,129

Total Assets	$475,967

LIABILITIES AND MEMBER'S EQUITY

Current liabilities
Accounts payable	$8,639
Current portion of long term debt	18,033
Auction proceeds available	81,143
Member note payable	13,447

Total Current liabilities	121,262

Long term debt, net of current portion	303,390

Total Liabilities	424,652

Members Equity	51,315

Total Liabilities and Members Equity	$475,967

Comanche Livestock Exchange, LLC

STATEMENTS OF INCOME AND MEMBER'S EQUITY
(UNAUDITED)

	Six Months Ended June 30
	2009	2008

Revenues	$389,466	$353,225

Cost of revenue	186,699	100,316

Gross profit	202,767	252,909

General and administrative expenses	171,543	240,643

Operating income	31,224	12,266

Interest expense	9,419	8,071

Net income	21,805	4,195

Members equity, beginning of the period	25,274	2,663

Member distributions, net	4,236	30,147

Members equity, end of the period	$51,315	$37,005

COMANCHE LIVESTOCK EXCHANGE, LLC
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended June 30,
	2009	2008
Cash flows from operating activities
Net income	$21,805	$4,195
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	10,502	9,073
Changes in operating assets and liabilities
which provided (used) cash
Deferred closing costs	158	158
Accounts payable	(20,278)	(37,229)
Auction proceeds payable	37,111	261,688
Accrued expenses	(1,579)	-

Net cash provided by operating activities	47,719	237,885

Cash flows from investing activities
Purchases of property and equipment	(344)	(28,868)
Member receivable advances, net	(35,913)	(236,913)

Net cash used in investing activities	(36,257)	(265,781)

Cash flows from financing activities
Repayments of long-term debt	(8,882)	(8,036)
Member note payable, net	(4,622)	21,896
Member distributions, net	4,236	30,147

Net cash (used in) provided by financing activities	(9,268)	44,007

Net increase in cash and cash equivalents	2,194	16,111

Cash and cash equivalents, beginning of period	145	3,683

Cash and cash equivalents, end of period	$2,339	$19,794

GREEN ENERGY LIVE, INC.
COMBINED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2009
(UNAUDITED)

	Comanche Livestock Exchange, LLC	Green Energy Live, Inc.	Pro Forma
ASSETS	Historical	Historical	Adjustments		Combined

Current assets
Cash and cash equivalents	$2,339	$2,040	$-		$4,379

Other assets
Property and equipment (net of accumulated depreciation)	303,750	17,863	504,040	(a)	825,653
Deferred costs of developing patents	-	80,530	-		80,530
Prepaid expenses and other assets	-	14,757	-		14,757
Member advances	79,876	-	-		79,876
Deferred closing costs	4,089	-	-		4,089
Goodwill	90,129	-	(90,129) 129,800	(a) (a)	129,800
Total assets	$480,183	$115,190	543,711		$1,139,084

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
Accounts payable	$8,639	$91,424	$-		$100,063
Current portion of long term debt	18,033	-	789,872 (18,033)	(b) (b)	789,872
Auction proceeds available	81,143	-	-		81,143
Accrued Payroll	-	41,440	-		41,440
Member note payable	13,447	-	(13,447)	(b)	-
Accrued consulting fees – shareholders	-	390,000	-		390,000
Total Current Liabilities	121,262	522,864	758,392		1,402,518
Long Term Debt, net of current portion	303,390	-	119,128 (303,390)	(b) (b)	119,128
Total liabilities	424,652	522,864	574,130		1,521,646

Stockholders' (Deficit)
Common stock, $0.0001 par value; 100,000,000 shares authorized,
40,641,609 shares issued and outstanding	-	4,064	50	(b)	4,114
Additional paid-in capital	-	1,321,609	49,950	(b)	1,371,559
Deficit	-	(1,733,347)	(24,888)	(c)(d)	(1,758,235)
Members Equity	55,531	-	(55,531)	(a)	-

Total stockholders' equity / (deficit)	55,531	(407,674)	(30,419)		(382,562)

Total liabilities and stockholders' equity (deficit)	$480,183	$115,190	543,711		$1,139,084

See notes to unaudited pro forma combined financial statements

GREEN ENERGY LIVE, INC.
COMBINED PRO FORMA STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2009
(UNAUDITED)

	Comanche Livestock Exchange, LLC	Green Energy Live, Inc.	Pro Forma
	Historical	Historical	Adjustments		Combined

Revenue	$389,466	$-	$-		$389,466
Cost of revenue	186,699	-	-		186,699

Gross profit	202,767	-	-		202,767

Expenses
Consulting fees to shareholders	-	150,000	-		150,000
Professional Fees	-	72,869	-		72,869
Compensation and benefits	-	73,835	-		73,835
General and administrative	171,543	81,551	10,557	(c)	263,651
Loss on disposal of asset	-	213	-		213

Total operating expenses	171,543	378,468	10,557		560,568

Interest Expense	9,419	-	14,331	(d)	23,750

Net profit (loss)	$21,805	$(378,468)	(24,888)		(381,551)

Shares outstanding		40,641,609			40,691,609

Weighted average shares outstanding		38,422,680			38,422,680

Weighted average loss per share		$(.01)			$(.01)

See notes to unaudited pro forma combined financial statements

GREEN ENERGY LIVE, INC.
COMBINED PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2008
(UNAUDITED)

	Comanche Livestock Exchange, LLC	Green Energy Live, Inc.	Pro Forma
	Historical	Historical	Adjustments	Combined

Revenue	$644,146	$	$-	$644,146
Cost of revenue	101,364	-	-	101,364

Gross profit	542,782	-	-	542,782

Expenses
Consulting fees to shareholders	-	427,300		427,300
Professional Fees	-	87,809		87,809
General and administrative	422,119	143,821	23,936	589,876

Total operating expenses	422,119	658,930	23,936	1,104,985

Other income (expense)
Interest Expense	(22,662)	-	(24,838)	(47,500)
Interest Income	-	16	-	16
Total other expense	(22,662)	16	(24,838)	(47,484)
Net Profit/(loss)	$98,001	$(658,914)	$(48,774)	$(609,687)

Shares outstanding		37,206,816		37,256,816

Weighted average shares outstanding		37,032,855		37,032,855

Weighted average loss per share		$(.01)		$0.01

COMBINED GREEN ENERGY LIVE, INC. AND COMANCHE LIVESTOCK EXCHANGE, LLC

PRO FORMA ADJUSTMENTS TO COMBINED BALANCE SHEET

(a)	To adjust the basis of Comanche assets acquired to their estimated fair value, remove godwill recorded in prior transactions and to establish goodwill resulting from the Comanche purchase allocation

(b)
To record the debt that Green Energy Live, Inc. incurred and shares issued to finance the acquisition and to reflect the retirement at closing of Comanche’s debt.  The note for $950,000 issued by Green Energy Live, Inc., is recognized at the present value of the note based on imputed interest of 5% over the repayment terms of the agreement.

PRO FORMA ADJUSTMENTS TO COMBINED STATEMENT OF OPERATIONS

(c)
To record incremental depreciation expense based on the fair market value and remaining useful lives of Comanche property, building, and equipment.  Depreciation was calculated using the straight line method over seven years on personal property and thirty nine years on real property.

(d)
To record interest expense on the debt that Green Energy Live, Inc., incurred to finance the acquisition and to reduce interest expense on Comanche’s debt that was retired at closing of the acquisition.